Exhibit 10.4

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of February ___, 2024, by and among:

(a) Evergy Missouri West, Inc., a Delaware corporation (in its individual capacity, the “Company”), as the Collection Agent (as defined below), and as the servicer of the Securitized Utility Tariff Property referred to below (including any successor in such capacity, the “Property Servicer”);

(b) Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability company (the “Bond Issuer”);

(c) The Bank of New York Mellon Trust Company, National Association, a national banking association, in its capacity as indenture trustee (including any successor in such capacity, the “Bond Trustee”) under the Indenture referred to below;

(d) Evergy Missouri West Receivables Company, a Delaware corporation (“Receivables SPV”); and

(e) The Toronto-Dominion Bank, as Agent (in such capacity, and including any successor agent, the “Agent”) for the Receivables Purchasers referred to below.

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of May 31, 2012 (as amended to the date hereof and as may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Purchase Agreement”), between the Receivables SPV and the Company, the Company has sold and contributed and will hereafter concurrently with origination thereof sell or contribute to the Receivables SPV all of the Company’s right, title and interest in and to the Receivables, Related Security and all proceeds thereof, including all Collections with respect thereto (as such terms are defined in, or by reference in, the Purchase Agreement; and the Receivables, Related Security, Collections and all proceeds thereof are collectively referred to herein as the “Receivables”); and

WHEREAS, pursuant to that certain Amended and Restated Receivables Sale Agreement, dated as of September 4, 2020 (as amended to the date hereof and as may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Receivables Sale Agreement”), by and among the Receivables SPV, the Agent and the financial institutions and other entities party thereto as Purchasers (such Purchasers and the Agent being collectively referred to as the “Receivables Purchasers”), the Receivables SPV has sold an undivided percentage interest in the Receivables (such interest, the “Receivables Interest” and, collectively with the Receivables, the security interest in favor of the Agent in the Company Collection Accounts, the SPV Accounts, the Receivables SPV’s interest, to and under the Purchase Agreement and the revenues, collections, claims, rights, payments, money and proceeds arising from the Receivables, the Receivables Interest, the Agent’s security interest in the Company Collection Accounts, the SPV Accounts and the Purchase Agreement, the “Receivables Property”) to the Receivables Purchasers;

WHEREAS, pursuant to the terms of the Purchase Agreement and the Receivables Sale Agreement, collectively with each related deposit account control agreement, the “Receivables Agreements”, the Company has been appointed as a collection agent and servicer (the “Collection Agent”) and has agreed to provide certain servicing and collection functions with respect to the Receivables;

WHEREAS, pursuant to the terms of that certain Securitized Utility Tariff Property Purchase and Sale Agreement, dated on or around _________ ___, 2024 (as it may hereafter from time to time be amended, restated or modified, the “Sale Agreement”), between the Bond Issuer and the Company in its capacity as seller, the Company has sold to the Bond Issuer certain “Securitized Utility Tariff Property” (as defined in Section 393.1700.1(18) of the Missouri Revised Statutes) created pursuant to the Amended Report and Order of the Public Service Commission of the State of Missouri, File No. EF-2022-0155, with an issue date of November 17, 2022 and an effective date of November 27, 2022 (the “Financing Order”), including the “Securitized Utility Tariff Charges” created pursuant to the Financing Order (such Securitized Utility Tariff Property is referred to herein as the “Customer Property” and such Securitized Utility Tariff Charges are referred to herein as the “Customer Charges,” and the Customer Property, the Customer Charges and including the revenues, collections, claims, rights, payments, money and proceeds arising therefrom are referred to herein as the “Issuer Property”; provided, however that neither “Customer Charges” nor “Issuer Property” shall include (i) any obligation of an obligor to pay for the delivery or sale by the Company of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area or the Company’s rights to payment of any interest or finance charges in respect of the items described in this clause (i) or proceeds in respect of the items described in this clause (i) or (ii) any Company Collection Account or any SPV Account);

WHEREAS, pursuant to the terms of that certain Indenture dated on or around __________ ___, 2024 (as it may hereafter from time to time be amended, restated or modified and as supplemented by any supplemental indenture, the Indenture, as supplemented, being collectively referred to herein as the “Indenture”), between the Bond Issuer and the Bond Trustee, the Bond Issuer, among other things, has granted to the Bond Trustee a security interest in the Issuer Property (but not any Receivables Property), to secure, among other things, the bonds issued pursuant to the Indenture (the “Bonds”);

WHEREAS, pursuant to the terms of that certain Securitized Utility Tariff Property Servicing Agreement dated on or around ___________ __, 2024, a copy of which is attached hereto as Exhibit B (as such agreement may hereafter from time to time be amended, restated or modified, the “Servicing Agreement,” and the Servicing Agreement, together with the Sale Agreement and the Indenture, the “Bond Agreements”), between the Bond Issuer and the Property Servicer, the Property Servicer has agreed to provide for the benefit of the Bond Issuer certain servicing and collection functions with respect to the Issuer Property; and

WHEREAS, the Receivables and the Issuer Property will be invoiced collectively on single bills sent to the Company’s retail customers (the “Customers”), which Customers are obligated to pay both the Receivables and the Customer Charges, and the parties hereto wish to agree upon their respective rights relating to the Receivables Property and the Issuer Property, collections and proceeds of the foregoing and any bank accounts into which such collections and proceeds may be deposited, as well as other matters of common interest to them which arise under or result from the coexistence of the Bond Agreements and the Receivables Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Acknowledgment of Ownership Interests and Security Interests.

(a) Each of the parties hereto hereby acknowledges the ownership interest of the Bond Issuer in the Issuer Property and the security interests granted therein in favor of the Bond Trustee for the benefit of itself and the holders of the Bonds. Each of the parties hereto hereby acknowledges the ownership interest and security interests of the Receivables SPV and the Receivables Purchasers in the Receivables Property. The parties hereto agree that the Issuer Property and the Receivables Property each shall constitute separate property rights notwithstanding that they may be evidenced by a single bill. The Company covenants and agrees to ensure that the face of each bill will identify the amount thereof that constitutes Customer Charges and that the balance thereof shall constitute Receivables. The Company and the Collection Agent further agree that they will not include the Issuer Property in calculating the amount of the Receivables Interest sold, or the Receivables sold or to be sold, under the Receivables Agreements. Accordingly, the Receivables Purchasers and the Collection Agent each acknowledge that, notwithstanding anything in the Receivables Agreements to the contrary, none of such parties has any interest in the Issuer Property, and each of the Bond Trustee, the Bond Issuer and the Property Servicer further acknowledge that, notwithstanding anything in the Bond Agreements to the contrary, none of such parties has any interest in the Receivables Property.

(b) Each of the Agent and the Receivables SPV hereby releases all liens and security interests of any kind whatsoever which the Agent or the Receivables SPV may hold in the Issuer Property.

(c) Each of the Bond Issuer and the Bond Trustee hereby releases all liens and security interests of any kind whatsoever which either of them may hold in the Receivables Property.

SECTION 2. Deposit Accounts.

(a) The parties hereto each acknowledge that Customers make payments in respect of the Issuer Property and the Receivables Property to certain designated accounts of the Company (such accounts being the “Company Collection Accounts”) and that all funds from time to time on deposit in each Company Collection Account are remitted to certain accounts in the name of the Receivables SPV (the “SPV Accounts”) and that such Company Collection Accounts and the SPV Accounts are subject to a security interest of the Agent and account control agreements among the Receivables SPV (if applicable), the Agent, the Company and the applicable account bank. Further, the parties hereto each acknowledge that collections with respect to the Issuer Property and the Receivables Property may from time to time be deposited into one or more designated accounts of the Company (the “Company Accounts” and together with the Company Collection Accounts, the SPV Accounts, the “Deposit Accounts”). Subject to Section 4, the Company, in its capacity as Collection Agent and Property Servicer, agrees to:

(i) maintain the collections in the Deposit Accounts for the benefit of the Company, the Property Servicer, the Bond Trustee, the Bond Issuer, the Collection Agent, the Receivables SPV, the Agent and the Receivables Purchasers, as their respective interests may appear, subject to the perfected security interests of the Agent in the Company Collection Accounts and the SPV Accounts and the provisions of the Receivables Agreements, the Bond Agreements and this Agreement;

(ii) allocate and remit funds from the Deposit Accounts (x) in the case of collections relating to the Issuer Property, at the times and in the manner specified in the Bond Agreements to the Bond Trustee; and (y) in the case of collections relating to the Receivables Property, to the Receivables Purchasers and the Receivables SPV, at the times and in the manner specified in the Receivables Agreements; provided, that to the extent that any shortfall exists between the aggregate amount billed to Customers in respect of the Customer Charges and the Receivables, on the one hand, and the aggregate amount received from Customers in respect of the Customer Charges and the Receivables, on the other hand, such shortfall will be allocated:

(A) first, between the Customer Charges and the Receivables, to past due balances in chronological order and then to current balances, but in each case, pursuant to the following formula: (x) the amount billed (excluding any billed late fees) with respect to the Customer Charge or Receivable, as applicable, multiplied by (y) the total amount collected, divided by the total amount billed; and

(B) second, to the extent any portion of such shortfall amounts remain, to late payment penalties of (x) the Receivables for the benefit of the Receivables Purchasers to the extent that any such late payment penalties have been pledged to the Receivables Purchasers and (y) otherwise to the Company; and

(iii) maintain records as to the amounts deposited into the Deposit Accounts, the amounts remitted therefrom and the allocation as provided in subclause (ii) (A) above.

(b) The Bond Trustee, the Bond Issuer, the Receivables SPV and the Receivables Purchasers shall each have the right to require an accounting from time to time of collections, deposits, allocations and remittances by the Company relating to amounts received by the Company in respect of the Issuer Property and the Receivables Property. Because of difficulties inherent in allocating collections on a daily basis, the Property Servicer will, for the purposes of determining the amount of collections which are allocable to the Issuer Property, implement the procedures described in Section 7, which allocations (as reported on the daily report provided by the Property Servicer (or any successor thereto) to the Bond Trustee pursuant to Section 6.11(a) of the Servicing Agreement (a copy of which report the Property Servicer hereby agrees to provide to the Agent)), subject to reconciliation as provided in the following sentences, will be deemed conclusive. In the event that the estimated remittances to the Bond Issuer and the Bond Trustee for any calendar month are less than the actual amounts of Customer Charge collections, neither the Bond Issuer nor the Bond Trustee shall have any claims against the Receivables Purchasers for such amounts. In the event that the estimated remittances to the Bond Issuer and the Bond Trustee are greater than the actual amounts of Customer Charge collections, such excess collections shall be held by the Bond Trustee in accordance with the requirements of the Servicing Agreement. Notwithstanding the foregoing, nothing in this paragraph Section 2(b) shall eliminate the right of the Receivables Purchasers and the Agent, as assignees of the Company under the Receivables Agreements, to cause any such reconciliation payments that represent collections of Receivables Property to be paid directly to the Agent or its designee.

(c) The Bond Trustee and the Bond Issuer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to collections with respect to Receivables Property, and the Agent and the Receivables SPV waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Issuer Property. Each of the parties hereto acknowledges the respective security interests of the others in amounts on deposit in the Deposit Accounts to the extent of their respective interests as described in this Agreement, the Bond Agreements and the Receivables Agreements.

(d) In no event may the Bond Trustee take any action with respect to the Issuer Property in a manner that would result in the Bond Trustee obtaining possession of, or any control over, Collections of Receivables or any Deposit Account. In the event that the Bond Trustee obtains possession of any Collections related to the Receivables, the Bond Trustee shall notify the Agent of such fact, shall hold them in trust and shall promptly deliver them to the Agent (or its designees) upon request. Except (i) as contemplated by this Section 2 with respect to the Agent’s exercise of control over any of the Company Collection Accounts or the SPV Accounts and (ii) in connection with the Agent notifying Obligors to redirect payments as permitted by the Receivables Agreements after the occurrence of a Termination Event under the Receivables Agreements, in no event may the Agent or the Receivables SPV take any action with respect to the collection of Receivables in a manner that would result in the Agent or the Receivables SPV, as applicable, obtaining possession of, or any control over, collections of Issuer Property. In the event that the Receivables SPV obtains possession of any collections of Issuer Property other than as contemplated by this Section 2, the Company (on behalf of the Receivables SPV) shall notify the Bond Trustee of such fact, and the Company shall promptly deliver them to the Bond Trustee upon request.

(e) To the extent the Agent has exercised exclusive control over any Company Collection Account or SPV Account, it shall allocate the funds on deposit therein related to the Issuer Property in accordance with the information provided to it by the Company and consistent with this Section 2 and Section 7, and shall timely remit such collections related to the Issuer Property at the direction of the Company; provided, however, that the Agent shall be under no duty or obligation to turn over any collections related to Issuer Property unless and until both (i) the Agent has received such information and reports reasonably requested by the Agent detailing the amount of funds then held in the Company Collection Accounts and the SPV Accounts that constitute Collections related to Receivables and the amount of funds that constitute funds related to Issuer Property and (ii) such funds related to Issuer Property constitute available funds and the remittance of such funds to the Bond Trustee does not violate any applicable law or any order of any court or other governmental authority. The Agent agrees to hold any Issuer Property that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the Bond Trustee solely for the purpose of perfecting the security interest granted in such Issuer Property pursuant to the Sale Agreement and the Indenture to the

Bond Trustee, subject to the terms and conditions of this Section 2. The duties or responsibilities of the Agent under this Section 2 shall be subject to Section 6 and shall be limited solely to holding the Issuer Property as gratuitous bailee and/or gratuitous agent for the benefit of the Bond Trustee for purposes of perfecting the security interest held by the Bond Trustee therein. The agreement of the Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2 is intended to satisfy the requirements of Section 9-313(c) of the UCC.

SECTION 3. Time or Order of Attachment. The acknowledgments contained in Sections 1 and 2 are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages or filings under applicable law.

SECTION 4. Servicing.

(a) Pursuant to Section 2, the Company, in its roles as Collection Agent and Property Servicer, shall allocate and remit funds received from Customers for the benefit of the Bond Issuer, the Bond Trustee, the Receivables SPV and the Receivables Purchasers, respectively, and shall control the movement of such funds out of the Deposit Accounts (such allocation, remittance and deposits hereafter called the “Allocation Services”) in accordance with the terms of this Agreement, the Receivables Agreements and the Bond Agreements. In furtherance of the foregoing, the Company, in its roles as Collection Agent and Property Servicer, shall not allocate or remit collections on Receivables to the Bond Trustee or Bond Issuer.

(b) The parties hereto acknowledge and agree that the same entity must always act as servicer in the performance of the Allocation Services as to both the Bond Agreements and the Receivables Agreements. In the event that the Bond Trustee is entitled to and desires to exercise its right, pursuant to the Bond Agreements, to replace the Company as Property Servicer, or in the event that the Receivables Purchasers are entitled to and desire to exercise their right to replace the Company as Collection Agent, and therefore to terminate the role of the Company as the provider of the Allocation Services hereunder, the party desiring to exercise such right shall promptly give written notice to the other (the “Servicer Notice”) in accordance with the notice provisions of this Agreement and consult with the other with respect to the Person who would replace the Company in such capacities. Any successor to the Company in such capacities shall be agreed to by the Bond Trustee and the Agent within ten (10) Business Days of the date of the Servicer Notice, and such successor shall be subject to satisfaction of the Rating Agency Condition (as defined below) and otherwise satisfy the provisions of the Servicing Agreement and the Receivables Agreements. If no agreement occurs within such ten (10) Business Days, the Bond Trustee or the Agent may petition a court of competent jurisdiction for the appointment of a successor servicer. “Business Day” means any day other than a Saturday, Sunday, or any holiday for national banks or any New York banking corporation in New York, New York. The Person named as replacement collection agent in accordance with this Section 4 is referred to herein as the “Replacement Allocation Agent.” The parties hereto agree that any entity succeeding to the rights of the Company as Collection Agent or as Property Servicer shall be the same entity.

(c) Anything in this Agreement to the contrary notwithstanding, any action taken by the Bond Trustee or the Agent to appoint a Replacement Servicer pursuant to this Section 4 shall be subject to the Rating Agency Condition. For the purposes of this Agreement, the “Rating Agency Condition” has the meaning set forth on Exhibit C hereto. The parties hereto acknowledge and agree that the approval or the consent of the rating agencies which is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

SECTION 5. Sharing of Information. The parties hereto agree to cooperate with each other and make available to each other or any Replacement Allocation Agent any and all records and other data relevant to the Issuer Property and the Receivables Property which they may have in their possession or may from time to time receive from the Company, the Property Servicer or the Collection Agent or any successor hereto or thereto, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same. The Receivables SPV hereby agrees that the Collection Agent may provide such records and other data as may be held by the Collection Agent, for the benefit of the Receivables SPV, and the Receivables SPV and the Company consents to the release of information regarding the Receivables SPV and the Company pursuant to this Section 5.

SECTION 6. No Joint Venture; No Fiduciary Obligations; Etc.

(a) Nothing herein contained shall be deemed as effecting a joint venture or partnership among any of the Company, the Bond Issuer, the Bond Trustee, the Property Servicer, the Agent, the Collection Agent and the Receivables SPV.

(b) Neither the Receivables SPV nor the Agent is the agent of, or owes any fiduciary obligation to, the Bond Trustee, the Bond Issuer, the bondholders or any other party under this Agreement. Each of the Bond Trustee (on behalf of itself and the bondholders), the Bond Issuer and the Company hereby waives any right that it may now have or hereafter acquire to make any claim against the Receivables SPV or the Agent, in their respective capacities as such, on the basis of any such fiduciary obligation hereunder. Neither the Bond Trustee nor the Bond Issuer is the agent of, or owes any fiduciary obligation to, the Receivables SPV or the Agent or any other party under this Agreement. Each of the Agent, the Company and the Receivables SPV hereby waives any right that it may now have or hereafter acquire to make any claim against the Bond Trustee or the Bond Issuer on the basis of any such fiduciary obligation hereunder.

(c) Notwithstanding anything herein to the contrary, none of the Receivables SPV, the Agent, the Bond Trustee or the Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the Indenture, the Servicing Agreement, any Receivables Agreement or applicable law.

(d) None of the Receivables SPV, the Agent, the Bond Trustee or the Bond Issuer nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each of the Receivables SPV, the Agent, the Bond Trustee and the Bond Issuer: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile or other electronic transmission) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

SECTION 7. Method of Adjustment and Allocation. Each of the parties hereto acknowledges that the Property Servicer will adjust, calculate and allocate payments of Customer Charges in accordance with the calculation methodology specified on Exhibit D hereto and the true-up mechanism described on Exhibit D hereto, and each of the parties hereto hereby acknowledges that neither the Agent nor any other Receivables Purchasers shall be deemed or required under this Agreement to have any knowledge of or responsibility for any such adjustment, calculation and allocation. Accordingly, each of the Receivables Purchasers may, solely for the purposes of this Agreement, conclusively rely on the accuracy of the calculations of the Property Servicer in making such adjustments, calculations and allocations. Any other provision of this Agreement notwithstanding, nothing in this Agreement shall relieve the Collection Agent of any of its obligations to make payments in accordance with the terms of the Receivables Agreements, nor shall anything in this Agreement relieve the Property Servicer of its obligations under the Servicing Agreement.

SECTION 8. Termination. This Agreement shall terminate upon the payment in full of the Bonds, or, if earlier, the termination of the Receivables Agreements, except that the understandings and acknowledgements contained in Sections 1, 2, 3, 6, 7, 15 and 18 shall survive the termination of this Agreement. The Company hereby covenants and agrees to promptly notify each of the other parties hereto of the termination of the Receivables Agreements or the payment in full of the Bonds.

SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

(b) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, each party hereto hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the City of New York, State of New York; each party hereto agrees that service by registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 17 hereof shall be valid and sufficient for all purposes; and each party hereto agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan. Each of the Company, the Receivables SPV, Property Servicer, Collection Agent and the Bond Issuer irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action or proceeding and taking all such acts as may be necessary or appropriate in order to confer jurisdiction over it by such state or U.S. federal court in the Borough of Manhattan, and each of such parties stipulates that such appointment is irrevocable and coupled with an interest.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10. Further Assurances. Promptly following the date hereof, the Agent agrees to file or cause to be filed each of the UCC-3 financing statement amendments set forth on Exhibit E hereto.

SECTION 11. Limitation on Rights of Others. This Agreement is solely for the benefit of the parties hereto, the holders of the Bonds and the Receivables Purchasers, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

SECTION 12. Amendments. Any amendment to this Agreement must be in writing and signed by the parties hereto; provided, that the Bond Issuer shall not enter into any amendment to this Agreement unless any applicable Rating Agency Condition has been satisfied.

SECTION 13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 15. Nonpetition Covenant.

(a) Notwithstanding any prior termination of this Agreement or the Indenture, each of the parties covenants that it shall not, prior to the date which is one year and one day after payment in full of the last outstanding Bonds, acquiesce, petition or otherwise invoke or cause the Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bond Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Bond Issuer.

(b) Notwithstanding any prior termination of this Agreement or the Receivables Purchase Agreement, each of the parties hereto other than the Agent hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Receivables Purchase Agreement and the payment in full of all amounts owing by the Receivables SPV thereunder, acquiesce, petition or otherwise invoke or cause the Receivables SPV to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Receivables SPV under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Receivables SPV or any substantial part of the property of the Receivables SPV, or ordering the winding up or liquidation of the affairs of the Receivables SPV.

SECTION 16. Trustees. The Bank of New York Mellon Trust Company, National Association, as Bond Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture as in effect on the date hereof and without giving effect to any amendment, restatement, supplement or other modification thereof.

SECTION 17. Notices, Etc. Any notice provided or permitted by this Agreement to be made upon, given or furnished to or filed with any party hereto shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to the applicable party at its address set forth on Exhibit A hereto or, as to any party, at such other address as shall be designated by such party by written notice to the other parties hereto.

SECTION 18. Indemnification.

(a) Without limiting any other rights that the Agent, the Bond Trustee and their respective assigns, officers, directors, agents and employees (each, an “Indemnified Party”) may have hereunder, under the Receivables Agreements or the Bond Agreements, as applicable, or under applicable law, the Company hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including all reasonable and documented fees, costs, expenses and disbursements of external counsel engaged by such Indemnified Party) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement; excluding, however, Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Indemnified Party seeking indemnification. The Company shall pay on demand to the applicable Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which such Indemnified Party is entitled to receive hereunder.

(b) If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless for any Indemnified Amount, then the Company shall contribute to such Indemnified Party the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its affiliates on the one hand and such Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company and its affiliates and such Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Indemnified Parties.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EVERGY MISSOURI WEST, INC., as Company, as Property Servicer and as Collection Agent

By:
Name:
Title:

EVERGY MISSOURI WEST STORM FUNDING I, LLC, as Bond Issuer

By:
Name:
Title:

EVERGY MISSOURI WEST RECEIVABLES COMPANY, as Receivables SPV

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Bond Trustee

By:
Name:
Title:

Signature Page to

Intercreditor Agreement

THE TORONTO-DOMINION BANK, as Agent

By:
Name:
Title:

Signature Page to

Intercreditor Agreement

EXHIBIT A

NOTICE ADDRESSES

Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missouri 64105

Attention: Geoffrey Ley, Vice President, Corporate Planning & Treasurer

Telephone: (214) 701-0345

Email: Geoffrey.ley@evergy.com

Evergy Missouri West Storm Funding I, LLC

1200 Main Street

Kansas City, Missouri 64105

Attention: Geoffrey Ley, Vice President, Corporate Planning & Treasurer

Telephone: (214) 701-0345

Email: Geoffrey.ley@evergy.com

Evergy Missouri West Receivables Company

3883 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

Attn: Mike Pater, President

Tel: (913) 488-1934

Email: michael.pater@evergy.com

The Bank of New York Mellon Trust Company, N.A.

Attn: ABS Structured Finance

311 S. Wacker Drive, Suite 6200B, Mailbox #44

Chicago, Illinois 60606

Email: maricela.marquez@bnymellon.com

The Toronto-Dominion Bank

TD North Tower, 25th Floor

77 King Street West

Toronto, ON, M5K 1A2

Attention: ASG Asset Securitization

Email: asgoperations@tdsecurities.com

With a copy to:

Email: Nicolas.Mounier@tdsecurities.com and

ConduitFundingUS@tdsecurities.com

EXHIBIT B

SERVICING AGREEMENT

(Attached.)

EXHIBIT C

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

“Rating Agency Condition” means, with respect to any action, not less than ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitized Utility Tariff Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such Tranche of Securitized Utility Tariff Bonds; provided, that if within such ten (10) Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

EXHIBIT D

METHODS OF ADJUSTMENT AND ALLOCATION

See attached copy of Schedule SUR authorized in Case No. EF-2022-0155, The Petition of Evergy Missouri West, Inc. d/b/a Evergy Missouri West for a Financing Order Authorizing the Financing of Qualified Extraordinary Storm Costs Through an Issuance of Securitized Utility Tariff Bonds

EXHIBIT E

UCC-3 FINANCING STATEMENT AMENDMENTS